UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 30, 2016 (March 24, 2016)

TERRA INCOME FUND 6, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland (State or other jurisdiction of incorporation)	814-01136 (Commission File Number)	46-2865244 (I.R.S. Employer Identification No.)

805 Third Avenue, 8th Floor

New York, New York 10022

(Address of principal executive offices, including zip code)

(212) 753-5100

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On March 24, 2016, Terra Income Fund 6, Inc. (the “Company”) held its 2016 Annual Meeting of Stockholders (the “Annual Meeting”). Stockholders of record at the close of business on January 20, 2016, were entitled to vote at the Annual Meeting. As of January 20, 2016, the record date, there were 2,038,117 shares of common stock outstanding and entitled to vote. A quorum consisting of 1,099,964 shares of common stock was present or represented by proxy at the Annual Meeting.

The purpose of the Annual Meeting was to consider and vote upon the re-election of Richard B. Jennings and Simon J. Mildé, each to serve as a Class I director until the Company’s 2019 Annual Meeting of Stockholders or until a successor is duly elected and qualified. At the Annual Meeting, the stockholders elected both director nominees. The following votes were cast in connection with the election of the directors:

Director Nominee	VOTES FOR	VOTES AGAINST	VOTES WITHHELD
Richard B. Jennings	1,083,213	836	15,915
Simon J. Mildé	1,079,693	836	19,435

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TERRA INCOME FUND 6, INC.

By: /s/ Gregory M. Pinkus

Gregory M. Pinkus

Chief Operating Officer, Chief Financial
Officer, Treasurer and Secretary
(Principal Financial and Accounting Officer)

Date: March 30, 2016